                                                                    EXHIBIT 99.4


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         I hereby consent to being named as a person about to become a director to the Board of Directors of Vista Energy Resources, Inc., a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto filed with the Securities and Exchange Commission.



                                           /s/ SCOTT D. SHEFFIELD
                                           -------------------------------------
                                               Scott D. Sheffield

Dated: December 9, 1999